                                                                   EXHIBIT 99.4




                            LIBERTY NATIONAL BANK

                                 -----------

                             Fiancial Statements

                             For the Years Ended
                          December 31, 1995 and 1994

                                   CONTENTS






                                                                PAGE
Independent Auditor's Report...................................    1

Financial Statements

  Balance Sheets...............................................    2

  Statements of Income.........................................    3

  Statements of Stockholders' Equity...........................    4

  Statements of Cash Flows.....................................    5

  Notes to Financial Statements................................    6


                        [VARNADORE
                          TYLER &
                        HAWTHORNE, P.A.
                        Certified Public Accountants LETTERHEAD]







                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
Liberty National Bank
Bradenton, Florida



We have audited the balance sheets of Liberty National Bank as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberty National Bank as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                         /s/ Varnadore, Tyler & Hawthorne, P.A.
                                         --------------------------------------
                                         Varnadore, Tyler & Hawthorne, P.A.
                                         Certified Public Accountants

February 9, 1996

Liberty National Bank

Balance Sheets
------------------------------------------------------------------------------------------------------------------------------------

                                                          December 31,
                                                  -----------------------------
                                                      1995             1994
                                                  ------------    -------------
                    ASSETS
Cash and cash equivalents
   Cash and due from banks                        $  5,147,435     $  6,277,180
   Federal funds sold                                1,102,144
                                                  ------------     ------------
     Total cash and cash equivalents                 6,249,579        6,277,180

Investment and mortgage-backed securities           21,293,514       21,470,889
Loans receivable, net                               65,743,808       49,338,523
Bank premises and equipment, net                     1,741,739        1,128,033
Accrued interest receivable                            667,664          561,973
Other real estate owned, net                           145,337           92,824
Prepaid expenses and other assets                      217,187          634,530
                                                  ------------     ------------
     Total Assets                                 $ 96,068,828     $ 79,503,952
                                                  ============     ============
   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
   Deposits
      Noninterest bearing deposits                $ 11,388,254     $ 11,154,295
      Money market deposits                          6,404,854        5,842,877
      Savings and NOW deposits                      11,405,502       10,157,946
      Time deposits                                 58,756,097       45,561,821
                                                  ------------     ------------
         Total deposits                             87,954,707       72,716,939

    Accrued interest payable                           395,420          255,033
    Accrued expenses and other liabilities             369,899          245,785
                                                  ------------     ------------
         Total liabilities                          88,720,026       73,217,757

Commitments and Contingencies

Stockholders' Equity
   Common stock - $4 and $5 par value,
      respectively; authorized 10,000,000
      shares; issued and outstanding,
      1,199,282 and 845,606 shares, respectively     4,797,128        4,228,030
   Additional paid-in capital                        1,751,497        2,233,630
   Unrealized gain (loss) on securities                (64,238)        (478,312)
   Retained earnings                                   864,415          302,847
                                                  ------------     ------------
      Total stockholders' equity                     7,348,802        6,286,195
                                                  ------------     ------------
      Total Liabilities and Stockholders' Equity  $ 96,068,828     $ 79,503,952
                                                  ============     ============





  The accompanying notes are an integral part of these financial statements.

Liberty National Bank

Statements of Income
------------------------------------------------------------------------------------------------------------------------------------
                                                      For the Years Ended
                                                          December 31,
                                                  ----------------------------
                                                     1995             1994
                                                  ------------    ------------
Interest Income
   Interest and fees on loans                     $  5,281,899    $  3,654,822
   Interest on federal funds sold                      134,735          39,425
   Interest on investment securities-
      U.S. Treasury and Government agencies          1,428,601       1,047,694
      Other                                             11,622          11,625
                                                  ------------    ------------
         Total Interest Income                       6,856,857       4,753,566

Interest Expense
   Interest on deposits                              3,677,228       2,209,809
   Interest on other borrowings                          5,001           2,036
                                                  ------------    ------------
         Total Interest Expense                      3,682,229       2,211,845

         Net Interest Income                         3,174,628       2,541,721

Provision for Loan Losses                              362,263         275,713
                                                  ------------    ------------
   Net Interest Income After Provision for           2,812,365       2,266,008
      Loan Losses

Other Income                                           584,328         451,555
Other Expense                                        2,483,690       2,664,387
                                                  ------------    ------------
   Income Before Income Taxes                          913,003          53,176

Income Tax Provision
   Current income tax provision                        370,000           1,211
   Deferred income tax provision (benefit)             (18,565)        (52,394)
                                                  ------------    ------------
         Total Income Tax Provision (Benefit)          351,435         (51,183)
                                                  ------------    ------------
   Net Income                                     $    561,568    $    104,359
                                                  ============    ============



 The accompanying notes are an integral part of these financial statements.

Liberty National Bank

Statements of Stockholders' Equity
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Unrealized
                                                                                    Gain (Loss)
                                        Common Stock                               on Investment
                             Issued and                         Additional           Securities
                             Outstanding                         Paid-In            Available for     Retained
                               Shares           Amount           Capital              Sale, Net       Earnings             Total
                             ----------      -----------      -------------        --------------    -----------      -------------
Balance, January 1, 1994        844,981      $ 4,224,905       $ 2,231,755          $     --           $ 198,488        $ 6,655,148

   Stock options exercised          625            3,125             1,875                                                    5,000
   Net unrealized losses on
      securities available
      for sale                                                                       (478,312)                             (478,312)
   Net Income                                                                                            104,359            104,359
                              ---------      -----------       -----------          ---------          ---------        -----------
Balance, December 31, 1994      845,606        4,228,030         2,233,630           (478,312)           302,847          6,286,194

   Stock options exercised       13,459           54,998            33,002                                                   88,000
   Stock split 5/4              211,692                                                                                         --
   Stock split -
      partial shares               (103)            (412)             (623)                                                  (1,035)
   Warrant issue                128,628          514,512          (514,512)                                                     --
   Net unrealized gains
      on securities
      available for sale                                                              414,074                               414,074
   Net Income                                                                                            561,568            561,568
                              ---------      -----------       -----------          ---------          ---------        -----------
Balance, December 31, 1995    1,199,282      $ 4,797,128       $ 1,751,497          $ (64,238)         $ 864,415        $ 7,348,802
                              =========      ===========       ===========          =========          =========        ===========





  The accompanying notes are an integral part of these financial statements.

Liberty National Bank

Statements of Cash Flows
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the Years Ended
                                                                                                    December 31,
                                                                                       ------------------------------------
                                                                                           1995                      1994
                                                                                           ----                      ----
Cash Flows From Operating Activities
   Net Income                                                                          $   561,568              $   104,359
   Adjustment to reconcile net income to net
      cash provided by operating activities:
        Depreciation and amortization                                                       89,606                   71,993
        Amortization/accretion of premium/discount                                         (14,111)                  55,840
        (Gain) loss on sale of investment                                                    6,498                   (1,540)
        Provision for loan losses                                                          362,263                  275,713
        Deferred income taxes                                                               18,565                  (52,394)
        Change in assets and liabilities:
          (Increase) decrease in accrued
            interest receivable                                                           (115,691)                (132,398)
          (Increase) decrease in prepaid expenses
            and other assets                                                               (16,046)                 814,013
          Increase (decrease) in accrued
            interest payable                                                               140,387                   75,621
          Increase (decrease) in accrued expenses
            and other liabilities                                                          316,538                   68,777
                                                                                       -----------              -----------
              Net Cash Provided By Operating Activities                                  1,349,577                1,279,984

Cash Flows From Investing Activities
   Purchase of premises and equipment                                                     (703,312)                 (55,408)
   Purchase of investment securities                                                   (11,282,648)              (8,971,225)
   Proceeds from sales of investment securities                                          1,487,310                  506,719
   Loan originations, net                                                              (16,852,026)             (13,211,198)
   Proceeds on other real estate owned                                                      31,965                  446,185
                                                                                       -----------              -----------
              Net Cash Used in Investing Activities                                    (16,701,911)             (16,354,974)

Cash Flows from Financing Activities
   Net increase in noninterest bearing deposits                                            233,959                2,453,710
   Net increase in money market deposits                                                   561,977                1,044,540
   Net increase in savings and NOW deposits                                              1,247,556                2,890,164
   Net increase in time deposits                                                        13,194,276               11,436,442
   Proceeds from sale of common stock                                                       86,965                    5,000
                                                                                       -----------              -----------
              Net Cash Provided By Financing Activities                                 15,324,733               17,829,856
                                                                                       -----------              -----------

Net Increase (Decrease) in Cash and Cash Equivalents                                       (27,601)               2,754,866

Cash and Cash Equivalents at Beginning of Year                                           6,277,180                3,522,314
                                                                                       -----------              -----------
   Cash and Cash Equivalents at End of Year                                            $ 6,249,579              $ 6,277,180
                                                                                       ===========              ===========

SUPPLEMENTAL DISCLOSURES
   Interest Paid                                                                       $ 3,541,842              $ 2,136,224
                                                                                       ===========              ===========

   Income taxes paid                                                                   $   173,000              $       --
                                                                                       ===========              ===========


  The accompanying notes are an integral part of these financial statements.

LIBERTY NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        THE BANK - Liberty National Bank (the Bank) is a nationally chartered bank regulated by the Office of Comptroller of the Currency and is engaged in community banking. The Bank is a member of the Federal Reserve System and began operations in 1989. The accounting and reporting policies of the Bank are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The financial statements are dependent upon estimates, appraisals and evaluations of loans that could require changes because of changing economic conditions and the economic prospects of borrowers. The Bank operates facilities in both Manatee and Sarasota Counties, Florida. At times the Bank maintains funds in federally insured financial institutions in excess of federally insured limits. Management monitors the soundness of these financial institutions and believes the Bank's risk is negligible.

        CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the Bank considers cash and cash equivalents to include cash on hand, amounts due from banks, interest-bearing deposits with maturities of less than ninety days and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. The Bank maintains its due from banks and federal funds sold with correspondent banking relationships as determined by the Bank's board of directors. At December 31, 1995, the primary correspondent banks were NationsBank and the Federal Reserve Bank.

        INVESTMENT SECURITIES - The Bank's investment in securities is classified and accounted for as follows:

                - SECURITIES AVAILABLE FOR SALE. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at fair value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes.

        Unrealized gains and losses on investment securities available for sale, net of taxes, are reported as a separate component of stockholder's equity.

        LOANS AND ALLOWANCE FOR LOAN LOSSES - Loans are stated at the amount of unpaid principal, net of deferred loan fees and/or origination costs, less an allowance for loan losses. Interest income is recognized using the simple interest method on daily balances of principal amounts outstanding.

        The allowance for loan losses is established through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

LIBERTY NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        (CONT'D)

        Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Classification of a loan as nonaccrual is not necessarily indicative of a potential loss of principal.

        Loan origination fees and certain direct loan origination costs are deferred and amortized as a yield adjustment, using the interest method, over the lives of the related loans. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.

        BANK PREMISES AND EQUIPMENT, NET - Bank premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from seven to ten years for office furniture and equipment and forty years form the Bank's buildings. Amortization of leasehold improvements is computed using the straight-line method over the term the Bank expects to lease the related property. Maintenance and repairs are charged to expense as incurred. Renewals and betterments which materially increase the value of the property are capitalized. When office property or equipment is sold, or otherwise disposed of, the cost and related depreciation or amortization are removed from the respective accounts and the respective gains and losses are included in earnings.

        OTHER REAL ESTATE OWNED - Other real estate owned includes foreclosed and in-substance foreclosed property and premises no longer used for business operations.

        Other real estate owned is carried at the lower of the recorded amount of the loan or lease for which the foreclosed property previously served as collateral, or the fair value of the property minus estimated costs to sell. Prior to foreclosure, the recorded amount of the loan or lease is written down, if necessary, to the fair value, minus estimated costs to sell, of the real estate to be acquired by charging the allowance for credit losses.

        Subsequent to foreclosure, gains or losses on the sale of and losses on the periodic revaluation of other real estate owned are credited or charged to expense. Net costs of maintaining and operating foreclosed properties are expenses as incurred.

        INCOME TAXES - Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred income taxes on temporary differences arising from differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes in the period of enactment.

LIBERTY NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        (CONT'D)

        FUTURE ACCOUNTING REQUIREMENTS - The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 114 (SFAS 114), Accounting By Creditors for Impairment of a Loan, in May 1993. (SFAS 114), Accounting By Creditors for Impairment of a Loan, in May 1993. SFAS 114 requires creditors to measure loan impairment based on the present value of expected future cash flows, observable market prices, or the fair value of the collateral if the loan is collateral dependent. SFAS 114 was amended by Statement of Financial Accounting Standards No. 118 (SFAS 118), Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, in October 1994. SFAS 118 allows creditors to use existing methods for recognizing interest income on impaired loans. SFAS 114 and SFAS 118 are effective for the Bank's year ending December 31, 1996. Management does not anticipate that the adoption of SFAS 114 and SFAS 118 will have a material impact on the Bank.

        The FASB issued SFAS 119 Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments in October 1994. SFAS 119 expands existing disclosure requirements by distinguishing between derivative financial instruments held or issued for trading purposes and those held for other than trading purposes. Entities holding derivative financial instruments for purposes other than trading will be required to disclose a description of the entity's objectives for holding or issuing the derivative financial instruments. SFAS 119 is effective for the Bank's year ending December 31, 1996. SFAS 119 requires only additional disclosures and will not have a financial impact on the Bank.

        SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, issued by the FASB in March 1995, is effective for fiscal years beginning on or after December 15, 1995. SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. Management has not determined the impact of SFAS 121 on the Bank's financial statements.

        In May 1995, the FASB issued SFAS 122, Accounting for Mortgage Servicing Rights an Amendment of FASB Statement No. 65. SFAS 122 amends SFAS 65 Accounting for Certain Mortgage Banking Activities, to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others however those servicing rights are acquired. SFAS 122 is effective for the Bank's year-ending December
        31, 1996.  Management does not anticipate that the adoption of SFAS
        122 will have a material impact on the Bank.

        In October 1995, the FASB issued SFAS 123, Accounting for Stock Based Compensation, effective for fiscal years beginning after December 15, 1995. SFAS 123 requires a fair value-based method of accounting for stock-based compensation. Since the Bank does not utilize any stock-based compensation plans, SFAS 123 is not expected to have a material impact on the financial position or results of operations of the Bank.

        Reclassifications - Certain amounts in 1994 have been reclassified to conform with the 1995 presentation.

Liberty National Bank

Notes to Financial Statements
--------------------------------------------------------------------------------

2.   INVESTMENTS

     The carrying amounts of investment securities as shown on the balance sheets of the Bank and their approximate market values at December 31, were as follow:

                                                                           1995
                                            ----------------------------------------------------------------------
                                                                  Gross               Gross            Approximate
                                            Amortized           Unrealized          Unrealized            Market
                                               Cost               Gains               Losses               Value
                                            ----------------------------------------------------------------------
Available for sale:
   U.S. Treasury securities                 $ 2,849,720           $ 14,612           $   (7,847)       $ 2,856,485
   U. S. Government agencies                 15,972,297             71,115             (163,005)        15,880,407
   State and Municipals                         413,461                                                    413,461
                                            ----------------------------------------------------------------------
      Total debt securities                  19,235,478             85,727             (170,852)        19,150,353

   Mortgage-backed securities                 1,944,974              3,502              (17,215)         1,931,261
   Other investments                            211,900                                                    211,900
                                            ----------------------------------------------------------------------
      Total available for sale              $21,392,352           $ 89,229           $ (188,067)       $21,293,514
                                            ======================================================================
                                                                           1994
                                            ----------------------------------------------------------------------
                                                                  Gross               Gross            Approximate
                                            Amortized           Unrealized          Unrealized            Market
                                               Cost               Gains               Losses               Value
                                            ----------------------------------------------------------------------
Available for sale:
   U.S. Treasury securities                 $ 5,646,622           $    --            $ (123,398)       $ 5,523,224
   U.S. Government agencies                  13,846,217              3,340             (457,100)        13,392,457
   State and Municipals                         419,156                                                    419,156
                                            ----------------------------------------------------------------------
      Total debt securities                  19,911,995              3,340             (580,498)        19,334,837

   Mortgage-backed securities                 2,100,356                                (158,154)         1,942,202
   Other investments                            193,850                                                    193,850
                                            ----------------------------------------------------------------------
      Total available for sale              $22,206,201           $  3,340           $ (738,652)       $21,470,889
                                            ======================================================================

The book value and approximate market value of investments at December 31, 1995, by contractual maturity are shown below. Expected maturities may differ from contractual maturities due to borrowers having the right to call or repay obligations with or without prepayment penalties.

                                           Securities Available for Sale
                                        -----------------------------------
                                        Amortized Cost          Fair Value
                                        -----------------------------------
Due in one year or less                 $  5,607,793           $  5,558,863
Due from one year to five years           15,097,572             15,046,280
Due from five to ten years                   475,087                476,471
Other                                        211,900                211,900
                                        -----------------------------------
                                        $ 21,392,352           $ 21,293,514
                                        ===================================

LIBERTY NATIONAL BANK
Notes to Financial Statements
--------------------------------------------------------------------------------

2.      INVESTMENTS (CONT'D)

        Gross proceeds from the sale of investment securities during 1995 approximated $1,487,000. A gross loss of $6,498 was realized on the sale. Gross proceeds from the sale of investment securities during 1994 approximated $506,700. A gross gain of $1,540 was realized on the sale.

        Securities with a carrying value of approximately $1,840,000 and market value of approximately $1,845,000 are pledged at December 31, 1995.

3.      LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

        A summary of loan distribution at December 31, is as follows:


                                                                 1995                         1994
                                                         --------------------         ------------------
         Residential mortgage loans,
            substantially all single-family              $         29,403,328         $       14,446,799
         Commercial and commercial
            real estate loans                                      31,920,325                 31,885,559
         Consumer loans                                             5,126,829                  3,437,581
                                                         --------------------         ------------------
                                                         $         66,450,482         $       49,769,939
         Less allowance for loan losses                               706,674                    431,416
                                                         --------------------         ------------------

                                                         $         65,743,808         $       49,338,523
                                                         ====================         ==================


        The Bank grants and purchases real estate and commercial and installment loans throughout Florida, with a majority in the Sarasota and Manatee County area. Although the Bank has a diversified loan portfolio, a significant portion of its debtors' ability to honor their contracts is dependent primarily upon the economy of Sarasota and Manatee Counties, Florida and general economic conditions.

        Loans on which accrual of interest has been discontinued amounted to approximately $696,000 at December 31, 1995. If interest on those loans had been accrued, such income would have approximated $33,000. Loans on which interest was not accrued totaled approximately $260,900 at December 31, 1994.

        Activity in the allowance for loan losses is summarized as follows:

                                                                 1995                         1994
                                                         --------------------         ------------------



         Allowance at beginning of year                  $            431,416         $          369,894
         Additions:
            Provision                                                 362,263                    275,713
            Recoveries on loans previously charged off                  5,877                      9,186
         Loans charged off                                            (92,882)                  (223,377)
                                                         --------------------          -----------------

         Allowance at end of year                        $            706,674          $         431,416
                                                         ====================          =================


        In management's opinion, the allowance is adequate to reflect the risk in the loan portfolio.

LIBERTY NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS


3.   LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONT'D)


     LOANS WITH OFFICERS AND DIRECTORS - In the course of its business, the Bank has granted loans to executive officers, directors and principal stockholders of the Company and to their related interests. At December 31, 1995 and 1994, loans to such parties were as follows:

                                                       1995            1994
                                                   ---------------------------
Balance at beginning of year                       $ 1,711,928     $ 1,479,626
New loans                                            1,259,656       2,468,167
Repayments on loans                                 (1,384,992)     (2,235,865)
                                                   -----------     -----------

Balance at end of year                             $ 1,586,592     $ 1,711,928
                                                   ===========     ===========

In addition, overdraft line commitments total $14,500 of $2,805 was used as of December 31, 1995.

4.   BANK PREMISES AND EQUIPMENT

     Bank premises and equipment and their related accumulated depreciation and amortization consisted of the following:

                                                       1995            1994
                                                   -----------     -----------
Land and improvements                              $   409,322     $   455,296
Building                                               690,704         660,756
Furniture and equipment                                337,469         212,447
Leasehold improvements                                  20,738          20,738
Construction in progress                               576,881             --
                                                   -----------     -----------

                                                     2,035,114       1,349,237
Less accumulated depreciation                          293,375         221,204
                                                   -----------     -----------

Bank premises and equipment, net                   $ 1,741,739     $ 1,128,033
                                                   ===========     ===========


5.   OFF-BALANCE-SHEET RISK, COMMITMENTS AND CONTINGENCIES

     CONCENTRATION OF CREDIT RISK - The Bank's core customer loan base is located in Manatee and Sarasota Counties, Florida. However, this base is diversified over a number of different industries. Collateral for secured loans varies but includes real estate, premises and equipment, inventory, and accounts receivable.

     OFF-BALANCE-SHEET ITEMS - The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk that are not recognized on the accompanying balance sheet.

     The Bank's exposure to credit loss is limited to the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

LIBERTY NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS


5.   OFF-BALANCE-SHEET RISK, COMMITMENTS AND CONTINGENCIES (CONT'D)

     A summary of financial instruments with off-balance-sheet risk at December 31, 1995 is as follows:

                                                                Contract Amount
                                                                ---------------
Commitments to extend credit                                       $ 8,987,000
Standby letters of credit                                              137,000
                                                                   -----------

                                                                   $ 9,124,000
                                                                   ===========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held may include certificates of deposit, premises and equipment, inventory, and accounts receivable.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of the collateral, is essentially the same as involved in making commitments to extend credit.

COMMITMENTS AND CONTINGENCIES - The Bank has entered into a 10-year noncancelable operating lease for its Sarasota branch facility. The Bank also leases substantially all of its furniture, fixtures and equipment. In addition to base rental payments, the furniture, fixtures and equipment lease also includes a quarterly rent adjustment (increase or decrease) based on the difference between the effective and assumed interest rates for a given quarter. Rent expense for the period ended December 31, 1995 and 1994, was approximately $72,000 and $54,000, respectively, and is included in net occupancy expense in the accompanying statements of income. Future lease commitments at December 31, 1995, were as follows:

                 Year Ended
                 December 31                            Amount
                -------------                          --------
                    1996                               $ 98,300
                    1997                                 72,000
                    1998                                 72,000
                    1999                                 72,000
                    2000                                 72,000
                 Thereafter                              72,000

Liberty National Bank
Notes to Financial Statements
--------------------------------------------------------------------------------
6.      STOCKHOLDERS' EQUITY

        During 1995, the Board of Directors authorized a 5 for 4 stock split. Concurrently, the Bank's shareholders approved changing the par value from $5.00 to $4.00 per share. As a result, 211,692 additional shares of stock were issued.

        Restriction of Dividends and Regulatory Matters - The Bank, as a national bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings plus the retained earnings from the prior two years. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1995, the Bank was in compliance with minimum Tier 1 and total capital ratios of 4.00 percent and 8.00 percent, respectively.

7.      INCOME TAXES

        Significant components of the provisions for income taxes for the years ended December 31, are as follows:

                                                      1995          1994
                                                   ----------     ---------
        Current:
           Federal                                 $  344,000     $   1,211
           State                                       26,000           --
                                                   ----------     ---------
                Total current                         370,000         1,211
        Deferred (benefit):
           Federal                                    (17,505)      (49,400)
           State                                       (1,060)       (2,994)
                                                   ----------     ---------
                Total deferred (benefit)              (18,565)      (52,394)
                                                   ----------     ---------
                                                   $  351,435     $ (51,183)
                                                   ==========     =========


        The difference between federal income tax computed at the statutory rate and the actual tax provision is shown below:


                                                                  1995           1994
                                                                ----------     ---------
        Income before taxes                                     $  913,003     $  53,176
                                                                ==========     =========
        Tax at the statutory rate (35%)                         $  319,600     $  18,612
        Increase (decrease) in taxes:
           State income tax, net of federal benefit                 16,200        (1,946)
           Net utilization of operating loss carryforward                        (73,449)
           Non deductible expenses                                  14,700         5,600
           Other                                                       935
                                                                ----------     ---------
             Total Income Tax (Benefit)                         $  351,435     $ (51,183)
                                                                ==========     =========

        Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recorded for financial reporting purposes and such amounts as measured in accordance with tax laws. In general, these temporary differences are more inclusive than timing differences recognized under previously applicable accounting principles. The items which comprise a significant portion of deferred tax assets and liabilities at December 31, are as follows:

LIBERTY NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

7.  INCOME TAXES (CONT'D)


                                                     1995           1994
                                                   ---------      ---------
Deferred tax assets:
   Allowance for doubtful accounts                $ 152,500       $  52,500
   Benefit of operating loss carryforward                 -          64,750
   Cash to accrual adjustment                        28,000               -
                                                  ---------       ---------
      Gross deferred tax assets                     180,500         117,250
   Less valuation allowance                         (17,500)              -
                                                  ---------       ---------
   Gross deferred tax assets, net of
      valuation allowance                           163,000         117,250
                                                  ---------       ---------

   Deferred tax liabilities:
      Cash to accrual adjustment                     92,000         (64,856)
                                                  ---------       ---------
        Gross deferred tax liabilities               92,000         (64,856)
                                                  ---------       ---------

        Net deferred tax assets                   $  71,000       $  52,394
                                                  =========       =========


   Deferred taxes include the tax impact of net operating loss carryforwards and the deductibility of bad debts. Realization of these assets is contingent on future taxable earnings and allowance for doubtful accounts. In accordance with the provisions of SFAS No. 109, a valuation allowance of $17,500 at December 31, 1995, is deemed adequate for these and other items which are not considered probable of realization.

8. STOCK OPTION AND STOCK WARRANT PLANS

   STOCK OPTION PLAN - During 1991, the Bank adopted a Nonqualified
   Employee Stock Option Plan. Under the Plan, a committee designated by the Board of Directors is authorized to grant options to purchase up to 78,125 shares of common stock to officers and employees of the Bank. The committee administers the Plan and designates the optionee and all terms.

   The option price per share with respect to each option shall be determined by the committee but will, in no instance, be less than $6.40 per share. As of December 31, 1995 and 1994, 78,125 options to purchase stock had been granted under the Plan. Options for 14,531 shares have been exercised and options for 2,187 shares have expired. The number of options outstanding at December 31, 1995 totals 61,407. The options granted must be exercised by March 14, 2000.

   STOCK WARRANT PLAN - In 1989, certain shareholders received one warrant to purchase one share of the Bank's stock for each share purchased by that shareholder in the initial offering of the Bank's stock. The exercise price of the warrants was $8 per share, and the warrants were to expire on January 1, 2000. During the year ended December 31, 1995, the Bank implemented a warrant exchange program, whereby each warrant holder could exchange the warrants for common stock at the ratio of .5066 shares of stock for each warrant surrendered. All of the 253,906 warrants outstanding were exchanged for 128,638 shares of common stock.

LIBERTY NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS
===============================================================================

9.   INTERESTS ON DEPOSITS

       Interests on deposits is summarized as follows:

                                                           1995           1994
                                                        ----------    ----------

       Savings and NOW deposits                         $  300,862    $  182,644
       Money Market deposits                               202,545       118,953
       Time deposits                                     3,173,821     1,908,212
                                                        ----------    ----------

                                                        $3,677,228    $2,209,809
                                                        ==========    ==========

10.  OTHER INCOME

       Other income consisted of the following:

                                                            1995          1994
                                                        ----------    ----------

       Recoveries                                       $  131,794    $       --
       Service charges on deposit accounts                 314,408       288,898
       Gain on sale of securities                            4,813         1,499
       Gain on sale of loans                                    --        12,685
       Other miscellaneous                                 133,313       148,473
                                                        ----------    ----------

                                                        $  584,328    $  451,555
                                                        ==========    ==========

11.  OTHER EXPENSE

                                                            1995          1994
                                                        ----------    ----------

       Salaries and employee benefits                   $1,015,158    $  778,905
       Occupancy and equipment, net                        438,749       393,992
       Data processing                                     179,467       127,652
       Federal insurance premium                           112,036       172,400
       Legal and professional fees                         206,831       147,857
       Printing, supplies, and postage                     132,603       111,904
       Intangible and personal property taxes               39,887        35,779
       Bank service charges                                 37,887        49,809
       Loss on insurance settlement                             --       599,077
       Other miscellaneous                                 321,072       247,012
                                                        ----------    ----------

                                                        $2,483,625    $2,664,387
                                                        ==========    ==========

12.  FAIR VALUES OF FINANCIAL INSTRUMENTS

       SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

LIBERTY NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


12. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONT'D)

    The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial statements:

     Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

     Investment and mortgage-backed securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans: For residential mortgage loans, fair value is estimated using quoted market prices for sales of whole loans with similar characteristics, such as repricing dates, product type, and size. For other homogeneous categories of loans, fair value is estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

     The fair value of other types of loans, such as commercial, commercial real estate, construction, and consumer loans for which quoted market prices are not available, is estimated by discounting expected future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining
     maturities.   For non-accruing loans, fair value is estimated by
     discounting expected future principal cash flows only.

     Deposit liabilities: The fair value of demand deposits and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using rates currently offered for deposits of similar remaining maturities.

     Other liabilities: Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties.
     For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

     The estimated fair values of the Bank's financial instruments at December 31, 1995 are as follows:


                                        Carrying            Fair
                                         Amount             Value
                                      ------------       -----------
Financial assets:
  Cash and cash equivalents           $  6,249,579       $ 6,249,579
  Investment securities                 21,293,514        21,293,514
  Loans, net of allowance               65,743,808        66,349,978
Financial liabilities:
  Deposits                              87,954,707        88,542,268
Unrecognized financial instruments:
  Commitments to extend credit                   -         8,987,000
  Standby letters of credit                      -           137,000

LIBERTY NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

13.  MERGER AND REORGANIZATION

During 1995, the Board of Directors entered into an Agreement and Plan of Reorganization with Key Florida Bancorp, Inc., whereby Key Florida Bank, F.S.B. and Liberty would be merged into one bank and Liberty shareholders would exchange their common stock for shares of common stock in Key Florida Bancorp, Inc. It is anticipated the transaction will be a tax free exchange of stock and will be completed in 1996. The merger will require the approval of the Office of the Comptroller of the Currency, the Office of Thrift Supervision, the Federal Reserve System and other regulatory authorities.

         [VARNADORE
           TYLER &
         HAWTHORNE, P.A.
         Certified Public Accountants LETTERHEAD]










                          KEY FLORIDA BANCORP, INC.
                               AND SUBSIDIARIES

                                 -----------

                             Financial Statements

                              For the Year Ended
                              September 30, 1995

                                   CONTENTS



                                                                            PAGE
INDEPENDENT AUDITOR'S REPORT ..............................................    1

FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEET .............................................    2

   CONSOLIDATED STATEMENT OF INCOME .......................................    3

   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY .........................    4

   CONSOLIDATED STATEMENT OF CASH FLOWS ...................................    5

   NOTES TO FINANCIAL STATEMENTS ..........................................    7

SUPPLEMENTAL INFORMATION

   ACCOUNTANT'S REPORT ON SUPPLEMENTAL INFORMATION ........................   19

   CONSOLIDATING BALANCE SHEET ............................................   20

   CONSOLIDATING STATEMENT OF OPERATIONS ..................................   21

                [LETTERHEAD] VARNADORE TYLER & HAWTHORNE, P.A.



                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
Key Florida Bancorp, Inc.
Bradenton, Florida


We have audited the accompanying consolidated balance sheet of Key Florida Bancorp, Inc. and subsidiaries (the Company) as of September 30, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Key Florida Bancorp, Inc. and subsidiaries as of September 30, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ Varnadore, Tyler & Hawthorne, P.A.
                                        ----------------------------------------
                                        Varnadore, Tyler & Hawthorne, P.A.
                                        Certified Public Accountants

October 27, 1995

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

September 30, 1995

------------------------------------------------------------------------------------------------------------------------------------

ASSETS
    Cash and cash equivalents
        Cash and due from banks                                                        $    620,511
        Interest bearing deposits                                                         2,349,170
                                                                                       ------------

           Total cash and cash equivalents                                                2,969,681

    Investment Securities
        Securities held to maturity (market value approximates $9,325,700)                9,610,555
        Securities available for sale                                                       969,220
                                                                                       ------------

             Total Investment Securities                                                 10,579,775

    Loans receivable, net                                                                72,106,000
    Bank premises and equipment, net                                                      1,037,313
    Accrued interest receivable                                                             511,655
    Other real estate owned, net                                                            612,405
    Federal Home Loan Bank stock, at cost                                                   500,000
    Loan servicing rights acquired and excess servicing fees receivable                     252,373
    Deferred tax asset                                                                      183,000
    Prepaid expenses and other assets                                                       374,497
                                                                                       ------------

             TOTAL ASSETS                                                              $ 89,126,699
                                                                                       ============




LIABILITIES AND STOCKHOLDERS' EQUITY
    DEPOSITS
        Noninterest bearing deposits                                                     $  2,394,823
        Interest bearing demand deposits                                                    5,147,064
        Money market deposits                                                               4,127,937
        Savings deposits                                                                    6,816,729
        Time deposits                                                                      64,729,597
                                                                                         ------------

           Total Deposits                                                                  83,216,150

    Federal Home Loan Bank advances                                                         1,000,000
    Notes payable                                                                             172,081
    Accrued interest payable                                                                   33,763
    Amounts due on loans serviced                                                              24,385
    Accrued expenses and other liabilities                                                    130,833
                                                                                         ------------

           Total Liabilities                                                               84,577,212
                                                                                         ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
      Series A, variable rate cumulative convertible preferred stock, $.01 par value and $10 state value, 1,000,000 shares
         authorized, 43,025 shares issued and outstanding                                     430,250
      Common stock, $.01 par value, 4,000,000 shares authorized,
         940,986 shares issued and outstanding                                                  9,411
      Additional paid-in capital                                                            5,720,080
      Unrealized gain (loss) on securities                                                    (28,964)
      Accumulated deficit                                                                  (1,580,010)
      Less treasury stock at cost (216 shares of preferred stock
      at September 30, 1995)                                                                   (1,280)
                                                                                         ------------

             Total Stockholders' Equity                                                     4,549,487
                                                                                         ------------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 89,126,699
                                                                                         ============


The accompanying notes are an integral part of these financial statements.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

Consolidated Statement of Income

For the Year Ended September 30, 1995

------------------------------------------------------------------------------------------------------------------------------------

INTEREST INCOME                                                                          $  5,763,241
    Interest and fees on loans

    Interest on investment securities-
        U.S. Treasury and Government agencies                                                 398,662
        Other                                                                                 342,390
                                                                                         ------------

             Total Interest Income                                                          6,504,293

INTEREST EXPENSE
    Interest on deposits                                                                    3,917,827
    Interest on notes payable                                                                  41,713
    Interest on Federal Home Loan Bank advances                                               534,644
                                                                                         ------------

             Total Interest Expense                                                         4,494,184
                                                                                         ------------

             NET INTEREST INCOME                                                            2,010,109

Provision for loan losses                                                                     102,004
                                                                                         ------------
             Net Interest Income After Provision for Loan Losses                             1,908,10

Other Income                                                                                  185,554
Other expense                                                                               2,243,436
                                                                                         ------------

             NET INCOME (LOSS) BEFORE INCOME TAX PROVISION                                   (149,777)

Current income tax provision                                                                    3,000
Deferred income tax provision (benefit)                                                      (183,000)
                                                                                         ------------

                                                                                             (180,000)
                                                                                         ------------

             NET INCOME                                                                  $     30,223
                                                                                         ============


   The accompanying notes are an integral part of these financial statements.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders' Equity

For the Year Ended September 30, 1995

------------------------------------------------------------------------------------------------------------------------------------

                                      Preferred Stock       Common Stock       Treasury Stock
                                      -----------------   -----------------    ----------------
                                      Shares    Amount     Shares    Amount    Shares   Amount
                                      ------   --------   -------   -------    -----    -------

BALANCE, OCTOBER 1, 1994              43,025   $430,250   801,093   $ 8,011    1,018    $(4,907)

Net income

Preferred dividends paid

Change in unrealized gain (loss) on
   securities available for sale

Common stock issued                                       139,893     1,400

Purchase of Treasury stock:
   Common stock                                                                  280       (861)
   Preferred stock                                                               132       (787)
   Treasury stock issued                                                      (1,214)     5,275
                                      ------   --------   -------   -------    -----    -------

BALANCE, SEPTEMBER 30, 1995           43,025   $430,250   940,986   $ 9,411      216    $(1,280)
                                      ======   ========   =======   =======    =====    =======

                                      Additional  Unrealized
                                       Paid-in    Gain (Loss)    Accumulated
                                       Capital   on Securities     Deficit         Total
                                      ----------   ---------    ------------    -----------
BALANCE, OCTOBER 1, 1994              $5,091,962   $    --      $ (1,570,413)   $ 3,954,903

Net income                                                            30,223         30,223

Preferred dividends paid                                             (39,820)       (39,820)

Change in unrealized gain (loss) on
   securities available for sale                     (28,964)                       (28,964)

Common stock issued                      628,118                                    629,518

Purchase of Treasury stock:
   Common stock                                                                        (861)
   Preferred stock                                                                     (787)
   Treasury stock issued                                                              5,275
                                      ----------   ---------    ------------    -----------

BALANCE, SEPTEMBER 30, 1995           $5,720,080   $ (28,964)   $ (1,580,010)   $ 4,549,487
                                      ==========   =========    ============    ===========


    The accompanying notes are an integral part of these financial statements

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the Year Ended September 30, 1995

------------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                           $    30,223
    Adjustments to reconcile net income
      to net cash provided by operating activities:
        Depreciation and amortization of bank premises and equipment                         133,541
        Provision for possible loan losses                                                   102,004
        Amortization of premium on investment and mortgage-backed securities                  20,750
        Amortization of loan servicing rights and excess servicing fees                      114,063
        Net loss on disposition of bank premises                                                 219
        Net loss on sale of other real estate owned                                              157
        Deferred income taxes                                                               (183,000)

    Change in assets and liabilities
        (Increase) in accrued interest receivable                                             (8,930)
        (Increase) in prepaid expenses and other assets                                      (90,017)
        (Decrease) in accrued interest payable                                               (37,388)
        (Increase) in amounts due on loans serviced                                            6,769
        (Decrease) in accrued expenses and other liabilities                                 (43,748)
                                                                                         -----------

        NET CASH PROVIDED BY OPERATING ACTIVITIES                                             44,643

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale of Federal Home Loan Bank stock                                       436,000
    Loan originations, net                                                                (1,740,854)
    Proceeds on other real estate sold                                                       582,000
    Proceeds from maturities and repayments of
      investment securities held to maturity                                                 402,374
    Purchase of bank premises and equipment                                                 (180,597)
    Proceeds from sale of bank premises and equipment                                          2,225
                                                                                         -----------

         NET CASH (USED IN) INVESTING ACTIVITIES                                            (498,852)



   The accompanying notes are an integral part of these financial statements.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

For the Year Ended September 30, 1995

------------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net (decrease) in non-interest bearing deposits          $  (778,911)
    Net increase in interest bearing deposits                      3,931
    Net (decrease) in money market deposits                     (166,177)
    Net increase in savings deposits                           5,177,189
    Net increase in time deposits                              5,296,940
    Proceeds from Federal Home Loan Bank advances              6,500,000
    Repayment from Federal Home Loan Bank advances           (14,750,000)
    Repayments on notes payable                                 (322,992)
    Cash dividends paid on preferred stock                       (39,820)
    Proceeds from sale of common stock                           629,518
    Purchase of Treasury stock                                     3,627
                                                             -----------

           NET CASH PROVIDED BY FINANCING ACTIVITIES           1,553,305
                                                             -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      1,099,096

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                 1,870,585
                                                             -----------
           CASH AND CASH EQUIVALENTS AT END OF YEAR            2,969,681
                                                             ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash payments for interest                                 $ 4,531,572
                                                             ===========

  Cash payments for income taxes                             $       --
                                                             ===========



   The accompanying notes are an integral part of these financial statements.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

Notes to Financial Statements
--------------------------------------------------------------------------------

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Key Florida Bancorp, Inc. (the "Holding Company") is the sole shareholder of Key Florida Bank, F.S.B. (the "Bank"'). The Holding Company operates as a unitary savings and loan holding company. The Holding Company's primary business activity is the operation of the Bank. The accounting and reporting policies of the Key Florida Bancorp, Inc. and Subsidiaries (the "Company") are in accordance with generally accepted accounting principles and conform to general practices within the thrift industry. The financial statements are dependent upon estimates, appraisals and evaluations of loans that could require changes because of changing economic conditions and the economic prospects of borrowers. The Bank operates facilities in Manatee County, Florida. At times the Bank maintains funds in federally insured financial institutions in excess of federally insured limits. Management monitors the soundness of these financial institutions and believes the bank's risk is negligible. The following summarizes the more significant of these policies and practices.

         PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Holding Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the Company considers cash and cash equivalents to include cash on hand, amounts due from banks, interest-bearing deposits with maturities of less than ninety days and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. The Company maintains its due from banks and federal funds sold with correspondent banking relationships as determined by the Company's board of directors. At September 30, 1995, the primary correspondent banks were NationsBank and the Federal Home Loan Bank.

         INVESTMENT SECURITIES - The Company's investment in securities are classified in two categories and accounted for as follows:

         - SECURITIES TO BE HELD TO MATURITY. Securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

         - SECURITIES AVAILABLE FOR SALE. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at fair value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes.

         Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities available for sale are based on the difference between book value and fair value of each security. These gains and losses are credited or charged to shareholder's equity, whereas realized gains and losses flow through the Company's yearly operations.

         LOAN ORIGINATION COSTS, NET - The Company accounts for loan origination fees in accordance with Statement of Financial Accounting Standards No. 91. Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

Notes to Financial Statements
--------------------------------------------------------------------------------


1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONT'D)

         LOANS AND ALLOWANCE FOR LOAN LOSSES - Loans are stated at the amount of unpaid principal, plus deferred loan fees, less an allowance for loan losses. Interest income is recognized using the simple interest method on daily balances of principal amounts outstanding.

         The allowance for loan losses is established through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

         Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Classification of a loan as nonaccrual is not necessarily indicative of a potential loss of principal.

         BANK PREMISES AND EQUIPMENT, NET - Bank premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from seven to ten years for office furniture and equipment and forty years for the Company's buildings. Amortization of leasehold improvements is computed using the straight-line method over the term the Company expects to lease the related property. Maintenance and repairs are charged to expense as incurred. Renewals and betterments which materially increase the value of the property are capitalized. When office property or equipment is sold, or otherwise disposed of, the cost and related depreciation or amortization are removed from the respective accounts and the respective gains and losses are included in earnings.

         OTHER REAL ESTATE OWNED, NET - Other real estate owned includes foreclosed assets held for sale and in-substance foreclosed assets. In-substance foreclosed assets are those assets for which the Company has taken possession, regardless of whether formal foreclosure proceedings have taken place. At the time of foreclosure, foreclosed real estate is recorded at the lower of cost or the asset's fair value, less estimated costs to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in income (loss) on foreclosed real estate.

         LOAN-SERVICING RIGHTS ACQUIRED AND EXCESS SERVICING FEES RECEIVABLE - The cost of loan-servicing rights acquired is amortized in proportion to, and over the period of, estimated net servicing revenues. When loans sold have an average contractual interest rate, adjusted for normal servicing fees, that differs from the agreed yield to the purchaser, gains or losses are recognized equal to the present value of such differential over the estimated remaining life of such loans. The resulting "excess servicing fees receivable" is amortized over the estimated life using a method approximating the level-yield method.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

Notes to Financial Statements
--------------------------------------------------------------------------------


1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONT'D)

         The cost of loan-servicing rights purchased, the excess servicing fees receivable, and the amortization thereon are periodically evaluated in relation to estimated future net servicing revenues. The Company evaluates the carrying value of the servicing portfolio by estimating the future net servicing income of the portfolio based on management's best estimate of remaining loan lives.

         Income Taxes - Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred income taxes on temporary differences arising from differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes in the period of enactment.

         Future Accounting Requirements - The Financial Accounting Standards Board (FASB) issued Statement of financial Accounting Standards No. 107 ("SFAS 107"), which extends existing fair value disclosure practices for some instruments by requiring all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the balance sheet, for which it is practicable to estimate fair value. SFAS 107 is effective for the Company's year ending September 30, 1996. SFAS 107 requires only additional disclosure and will not have a financial impact on the Company.

         The FASB issued Statement of Financial Standards No. 114 ("SFAS 114"), Accounting By Creditors for Impairment of a Loan, in May 1993. SFAS 114 requires creditors to measure loan impairment based on the present value of expected future cash flows, observable market prices, or the fair value of the collateral if the loan is collateral dependent. SFAS 114 was amended by SFAS 118 in October 1994. SFAS 118 allows creditors to use existing methods for recognizing interest income on impaired loans. SFAS 118 is effective for the Company's year ending September 30, 1996. Management does not anticipate that the adoption of SFAS 118 will have a material impact on the Company.

         The FASB issued SFAS 119 Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments in October 1994. SFAS 119 expands current disclosure requirements by distinguishing between derivative financial instruments held or issued for trading purposes and those held for other than trading purposes. Entities holding derivative financial instruments for purposes other than trading will be required to disclose a description of the entity's objectives for holding or issuing the derivative financial instruments. SFAS 119 is effective for the Company's year ending September 30, 1996. SFAS 119 requires only additional disclosures and will not have a financial impact on the Company.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.  REGULATORY MATTERS

    On May 13, 1991, the Bank entered into an Operating Agreement with the Office of Thrift Supervision (OTS). Management agreed to establish and maintain certain written policies and procedures in accordance with applicable regulations and to classify certain assets under certain prescribed conditions. On March 19, 1992, the Operating Agreement was terminated and replaced by a Supervisory Agreement. The Board of Directors, among other things, agreed that it will provide independent and effective oversight over all operations and activities of the Bank, including compliance with the Supervisory Agreement and will review and strengthen senior management. The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the regulatory capital requirement imposed by regulatory authorities.

    Failure by the Bank to comply with the Supervisory Agreement could result in more restrictive actions taken by the OTS. The Bank's ability to comply with the Supervisory Agreement is dependent on future events and cannot be determined at the present time.

    In management's opinion the Bank is in compliance, in all material respects, with the Supervisory Agreement.

    The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) of 1989 requires institutions to have a minimum regulatory tangible capital equal to 1.5% of adjusted total assets, a minimum 4% core capital ratio and a 8% risk-based capital ratio.

    The following is a summary of the capital requirements, the Bank's capital and the amounts in excess as of September 30, 1995:

                                     Tangible                    Core                            Risk-Based
                                 --------------------   ------------------------       -----------------------------
                                                            ($ in thousands)                               % of
                                                                                                       Risk-Weighted
                                 Amount   % of Assets   Amount       % of Assets        Amount             Assets
                                 --------------------   ------------------------       -----------------------------
    Regulatory capital           $4,347,651      4.88%  $4,318,686          4.84%      $4,926,136               9.62%
    Requirement                   1,336,956      1.50%   3,568,148          4.00%       4,097,014               8.00%
                                 ---------- ---------   ----------   -----------       ----------         ----------
    Excess                       $3,010,695      3.38%  $  750,538           .84%      $  829,122         $     1.62%
                                 ========== =========   ==========   ===========       ==========         ==========

    FIRREA stipulates that an institution that does not meet any of the capital standards must submit a capital plan to the OTS that outlines the institution's plans for attaining the required levels of regulatory capital. Failure to obtain approval of its capital plan or maintain compliance with an approved capital plan could result in OTS regulatory action. An institution not in compliance with regulatory capital standards or its capital plan will be precluded from asset growth unless approval is specifically granted by the OTS. If growth is allowed, it will be restricted generally to the amount of net interest credited on deposit accounts. The Bank was in compliance with the minimum regulatory requirements at September 30, 1995, the date of these financial statements.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.  INVESTMENT SECURITIES

    The book value and approximate market value of investments at September 30, 1995 are summarized as follows:

                                                                                 September 30, 1995
                                                ----------------------------------------------------------------------------------
                                                                   Gross                          Gross             Approximate
                                                 Book Value   Unrealized Gains               Unrealized Losses      Market Value
                                                ----------------------------------------------------------------------------------
    Held to maturity:
    GNMA certificates                            $3,170,484   $              --              $  (16,361)            $3,154,123
    Collateralized mortgage obligations           6,388,220                                    (233,238)             6,154,982
    Other                                            51,851                                                             51,851
                                                 ----------------------------------------------------------------------------------
                                                 $9,610,555   $              --              $ (249,599)            $9,360,956
                                                 ==================================================================================
    Available for sale:
    U.S. Treasury                                $  998,184   $              --              $  (28,964)            $  969,220
                                                 ==================================================================================

The book value and approximate market value of investments at September 30, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities due to borrowers having the right to call or repay obligations with or without prepayment penalties.


                                                        Securities Held to Maturity              Securities Available for Sale
                                                 ---------------------------------------      -----------------------------------
                                                                          Approximate                               Approximate
                                                  Book Value             Market Value           Book Value          Market Value
                                                 -------------         -----------------      --------------    -----------------
    Due in one year or less                      $     51,851               $     51,851      $        --            $         --
    Due from one year to five years                        --                         --          998,184                 969,220
    Mortgage backed securities                      9,558,704                  9,309,105
                                                 ---------------------------------------      -----------------------------------
                                                 $  9,610,555               $  9,360,956      $   998,184            $    969,220
                                                 =======================================      ===================================

    There were no sales or redemption of investments in debt securities at September 30, 1995.

    Securities with an approximate book value of $3,170,484 and approximate market value of $3,109,602 were pledged at September 30, 1995 for Federal Home Loan Bank advances.

4.  LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

    A summary of the loan distribution at September 30, 1995 follows:

                     Commercial                            $  2,768,831
                     Commercial real estate                  11,418,690
                     Residential real estate                 47,835,515
                     Real estate - construction               8,620,817
                     Installment                              1,698,385
                     Loan origination costs, net                371,212
                                                           ------------
                                                             72,713,450
                     Allowance for loan losses                 (607,450)
                                                           ------------
                                                           $ 72,106,000
                                                           ============

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.  LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONT'D)

    The Company grants and purchases real estate and commercial and installment loans throughout Florida, with a majority in the Sarasota and Manatee County area. Although the Company has a diversified loan portfolio, a significant portion of its debtors' ability to honor their contracts is dependent primarily upon the economy of Sarasota and Manatee Counties, Florida and general economic conditions.

    Loans on which accrual of interest has been discontinued amounted to approximately $642,000 at September 30, 1995. If interest on those loans had been accrued, such income would have approximated $17,000.

    Activity in the allowance for loan losses is summarized as follows:

    Allowance at beginning of year                     $  612,601
    Additions:
      Provision                                           102,004
      Recoveries on loans previously charged off           25,026
                                                       ----------
    Total additions                                       127,030
    Loans charged off                                     132,181
                                                       ----------
    Allowance at end of year                           $  607,450
                                                       ==========

    In management's opinion, the allowance is adequate to reflect the risk in the loan portfolio.

    Loans with Officers and Directors - In the course of its business, the Bank has granted loans to executive officers, directors and principal stockholders of the Company and to their related interests. At September 30, 1995, loans to such parties were as follows:


    Balance at beginning of year                       $   874,238
    New loans                                              516,500
    Repayments on loans                                   (845,517)
                                                       -----------
    Balance at end of year                             $   545,221
                                                       ===========

    Loan Servicing - Mortgage loans serviced for others are not included in the accompanying balance sheet. The Company has purchased servicing rights from other lenders and has retained servicing from loans the Company sold to other investors. Management does not plan to purchase servicing rights in the future but does expect to continue to originate and sell certain loans and retain the rights to service such loans. The unpaid principal balances of these loans as of September 30, 1995 are summarized as follows:


                                                                September 30, 1995
                                   ----------------------------------------------------------------------------
                                    Number      Approximate Unpaid      Weighted Average      Weighted Average
                                   of Loans     Principal Balance         Service Fee        Remaining Maturity
                                   --------     ------------------      ----------------     ------------------
     Fixed rate mortgages               445     $       17,117,000           0.42%                227 months
     Variable rate mortgages            169             11,647,000           0.38%                263 months
                                   --------     ------------------
                                        614     $       28,764,000
                                   ========     ==================

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.  LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES (CONT'D)

    The following is an analysis of the changes in loan servicing rights purchased and excess servicing fees retained asset balances at September 30, 1995:


                                  Purchased    Retained        Total
                                  ---------    ---------     ---------
     Balance, October 1, 1994     $ 348,373    $  18,063     $ 366,436
       Amortization                 (96,000)     (18,063)     (114,063)
                                  ---------    ---------     ---------
     Balance, September 30, 1995  $ 252,373    $      --     $ 252,373
                                  =========    =========     =========

5.  BANK PREMISES AND EQUIPMENT

    Bank premises and equipment and their related accumulated depreciation and amortization consisted of the following:

     Land                                                 $  189,542
     Building                                                487,176
     Leasehold improvements                                  149,008
     Office machines and equipment                           273,635
     Signs and displays                                       60,699
     Furniture and fixtures                                  686,430
     Vehicles                                                 39,534
                                                          ----------
        Total, at cost                                     1,886,024
     Less accumulated depreciation and amortization          848,711
                                                          ----------
     Bank premises and equipment, net                     $1,037,313
                                                          ==========

6.  OTHER REAL ESTATE OWNED:

    A summary of the Company's other real estate owned at September 30, 1995 is as follows:

                                      Bank              Holding Company              Consolidated
                                   ------------         ----------------             ------------
Acquired through foreclosure       $    612,405         $            --              $    612,405
Less valuation allowance                    --                       --                       --
                                   ------------         ----------------             ------------
                                   $    612,405         $            --              $    612,405
                                   ============         ================             ============

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
===============================================================================

7.     FEDERAL HOME LOAN BANK ADVANCES

       A summary of advances from the Federal Home Loan Bank as of September 30, 1995 follows:


              MATURING IN       WEIGHTED AVERAGE        ADVANCE OUTSTANDING
              YEAR ENDED        INTEREST RATE AT            BALANCE AT
             SEPTEMBER 30,     SEPTEMBER 30, 1995       SEPTEMBER 30, 1995
             -------------     ------------------       -------------------
                1996               5.60%                    $1,000,000
                                                            ==========

       At September 30, 1995, advances from the Federal Home Loan Bank were collaterized by certain investment securities with an approximate book value of $3,170,000 and approximate market value of $3,154,000. As of September 30, 1995, the Company has an unused line of credit with the Federal Home Loan Bank of $4,500,000.

8.     NOTES PAYABLE

       The notes payable at September 30, 1995 consisted of the following:

       9% note payable, original face amount of
       $65,772 payable in equal monthly
       installments of $827 with a final balloon
       payment due June 1994; renegotiated in
       May 1994, interest of prime +1%, payable
       in equal monthly installments of $537
       plus interest, with a final balloon
       payment due in May 1997                          $43,879

       9% note payable, original face amount of
       $188,515 payable in equal monthly
       installments of $2,370, due June 2001            128,202
                                                        --------

                                                        $172,081
                                                        ========

       Maturities of notes payable for the five years subsequent to September 30, 1995 are as follows:

              Year Ending September 30,
              -------------------------
                     1996                               $23,956
                     1997                                56,590
                     1998                                20,951
                     1999                                22,917
                     2000                                25,066

9.     PREFERRED STOCK

       During 1991, the Holding Company sold 44,025 shares of Series A variable rate cumulative convertible preferred stock for $10 per share. Issuance costs of $100,417 were deducted from additional paid-in capital. During 1992, the Holding Company repurchased 1,000 shares of preferred stock in a recision offering. In the event that dividends payable on the share are in arrears for three quarters or more or anytime after seven years, each share of preferred stock is convertible, at the option of the holder, into .67 shares of the Holding Company's common stock. Dividends on the preferred stock will be paid at a rate equal to one percent over the prime interest rate at the time of payment, but not less than 7% per annum or more than 13.5% per annum.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10.  INCOME TAXES

The Holding Company and subsidiaries file a consolidated federal income tax return on a calendar-year basis.

Significant components of the provisions for income taxes for the year ended September 30, 1995 are as follows:

Current:
  Federal                                                          $   3,000
  State                                                                   --
    Total current                                                      3,000
Deferred:                                                          ---------
  Federal                                                           (183,000)
  State                                                                   --
    Total deferred                                                  (183,000)
                                                                   ---------
                                                                   $(180,000)
                                                                   =========

The difference between federal income tax computed at the statutory rate and the actual tax provision is shown below:

Income (loss) before taxes                                        $ (149,777)
                                                                  ==========

Tax (benefit) at the statutory rate (34%)                         $   50,924)
Increase (decrease) in taxes:
  Non deductible expenses                                              4,881
  Temporary differences, primarily loan losses provision
    and depreciation                                                  (5,055)
  Loss carry forward to future periods                                51,098
  Alternative minimum tax provision                                    3,000
                                                                  ----------
Total Current Income Tax Expense                                  $    3,000
                                                                  ==========

Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recorded for financial reporting purposes and such amounts as measured in accordance with tax laws. In general, these temporary differences are more inclusive than timing differences recognized under previously applicable accounting principles. The items which comprise a significant portion of deferred tax assets and liabilities at September 30, 1995 are as follows:

Gross deferred tax assets:
  Allowance for doubtful accounts                                 $  180,000
  Benefit of operating loss carryforwards                            257,000
  Cash to accrual adjustment                                           3,000
                                                                  ----------
    Total                                                            440,000
  Less valuation allowance                                           180,000
                                                                  ----------
  Net deferred tax assets                                            260,000
                                                                  ----------
Gross deferred tax liabilities:
  Book basis in excess of tax basis for investments                   68,000
  Cash to accrual adjustment                                           9,000
                                                                  ----------
    Gross deferred tax liabilities                                    77,000
                                                                  ----------
    Net deferred tax asset                                        $  183,000
                                                                  ==========

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
===============================================================================

10.  INCOME TAXES (CONT'D)

       Deferred taxes include the tax impact of net operating loss carryforwards and the deductibility of bad debts. Realization of these assets is contingent on future taxable earnings and allowance for doubtful accounts. In accordance with the provisions of SAFS No. 109, a valuation allowance of $180,000 at September 30, 1995 is deemed adequate for these and other items which are not considered probable of realization. The net change in the valuation allowance for deferred tax assets was a decrease of $126,311 related to the benefits arising from operating loss carryforwards.

       At September 30, 1995, the Company had net operating loss carryforwards for federal income tax purposes of approximately $600,000, which are available to offset future taxable income.

11.  INTEREST ON DEPOSITS

       Interest on deposits is summarized as follows:

       Interest bearing demand deposits                        $  316,134
       Savings deposits                                            85,955
       Time deposits                                            3,515,738
                                                               ----------

                                                               $3,917,827
                                                               ==========
12.  OTHER INCOME

       Other income consisted of the following:

       Net gain on sale of loans                               $  106,522
       Loan servicing expenses, net                               (93,165)
       Mortgage loan underwriting fees                              5,975
       Service charges on deposit accounts                         76,286
       Service charges on loans                                    20,526
       Other miscellaneous                                         69,410
                                                               ----------

                                                               $  185,554
                                                               ==========

13.  OTHER EXPENSE

       Salaries and employee benefits                          $1,064,816
       Occupancy and equipment, net                               344,846
       Data processing                                            111,360
       Federal insurance premium                                  212,060
       Legal and professional fees                                101,110
       Printing, supplies, and postage                             83,053
       Telephone                                                   33,269
       Supervisory examinations                                    34,837
       Intangible and personal property taxes                      30,000
       Bank service charges                                        26,935
       Other miscellaneous                                        201,150
                                                               ----------

                                                               $2,243,436
                                                               ==========

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS


14. LEASE COMMITMENTS

    The Company is obligated under noncancellable operating leases for its administrative office and three branch offices. Approximate future minimum lease payments on these leases at September 30, 1995 are as follows:

               Year Ending September 30,
                    1996                       $ 94,818
                    1997                         61,389
                    1998                         10,232
                                               --------

                                               $166,439
                                               ========

    Rent expense for the year ended September 30, 1995 approximated $115,245.

15. EMPLOYEE STOCK OWNERSHIP PLAN

    Effective January 1, 1989, the Company established an Employee Stock Ownership Plan (ESOP). The Plan has purchased 12,000 preferred shares and 4,130 shares of common stock of the Holding Company. These stock purchases were partially funded by a $100,000 borrowing by the ESOP. The Company has not guaranteed the loan and is not obligated to make annual contributions to enable the ESOP to repay the loan principal and interest; however, it intends to make such contributions. Interest incurred on this loan was approximately $5,015. Shares that have been allocated to employees are 4,130 common shares and 7,308 preferred shares. No contributions were made during the nine months ended September 30, 1995. The current loan balance at September 30, 1995 is $42,875.

16. STOCK OPTION PLAN

    The Company has an incentive stock option plan for officers and key employees. The plan, which expires in 1998, provides that no options are exercisable more than five years after the grant date. At September 30, 1995, 38,999 shares remain available for grant under the incentive stock option plan.

17. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    In the normal course of business, the Company has various outstanding commitments to extend credit, which are not reflected in the accompanying financial statements, including approximately $8,000,000 of unfunded lines of credit, revolving credit and unfunded loan commitments at September 30, 1995. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and unfunded lines of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral required, if deemed necessary, is based on management's credit evaluation of the customer. Collateral varies, but may include accounts receivable, inventory, fixed assets, and residential and commercial real estate.

KEY FLORIDA BANCORP, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

18. MERGER AND PLAN ORGANIZATION

    During 1995, the Board of Directors entered into an Agreement and Plan of Reorganization with Liberty National Bank, Inc., whereby Key Florida Bank, F.S.B. and Liberty would be merged into one bank and Liberty shareholders would exchange their stock for shares of stock in Key Florida Bancorp, Inc. It is anticipated the transaction will be a tax free exchange of stock and will be completed in 1996. The merger will require the approval of the Office of the Comptroller of the Currency, the Office of Thrift Supervision, the Federal Reserve System and other regulatory authorities.

                           SUPPLEMENTAL INFORMATION

                [VARNADORE TYLER & HAWTHORNE, P.A. LETTERHEAD]
                         Certified Public Accountants



                             ACCOUNTANT'S REPORT
                         ON SUPPLEMENTAL INFORMATION


Board of Directors
Key Florida Bancorp, Inc.

Our report on the audit of the basic consolidated financial statements of Key Florida Bancorp, Inc. and subsidiaries, as of September 30, 1995 and for the year then ended appears on page 1. This audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary consolidating information accompanying the consolidated financial statements is not necessary for fair presentation of the consolidated financial position and results of operations of Key Florida Bancorp, Inc. and subsidiaries in conformity with generally accepted accounting principles. The supplemental consolidating information accompanying the consolidated financial statements is not necessary for fair presentation of the consolidated financil position and results of operations of Key Florida Bancorp, Inc. and subsidiaries in conformity with generally accepted accounting principles. The supplemental information is presented only for purposes of additional analysis and is not a required part of the basic consolidated financial statements. The supplemental consolidating information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements, and, in our opinion, is fairly stated, in all material respects, in relation to the basic consolidated financial statements taken as a whole.

                                      /s/ Varnadore, Tyler & Hawthorne, P.A.
                                      -----------------------------------------
                                      Varnadore, Tyler & Hawthorne, P.A.
                                      Certified Public Accountants

October 27, 1995

Key Florida Bancorp, Inc. and Subsidiaries

Consolidating Balance Sheet

September 30, 1995
====================================================================================================================================

                                                                                                                      Consolidated
                                             Key Florida     Key Florida         Key Florida                          Key Florida
                                            Funding Corp.        Bank           Bancorp, Inc.      Eliminations       Bancorp, Inc.
                                            -------------    ------------       -------------      ------------       -------------
Cash and due from banks                       $    --        $    620,511       $    378,771       $   (378,771)      $    620,511
Interest bearing deposits                                       2,349,170                                                2,349,170
Investment securities                                          10,579,775                                               10,579,775
Loans receivable                                               72,342,238                                               72,342,238
Loan origination costs, net                                       371,212                                                  371,212
Allowance for loan losses                                        (607,450)                                                (607,450)
Bank premises and equipment, net                                1,037,313                                                1,037,313
Accrued interest receivable                                       511,655                                                  511,655
Other real estate owned, net                                      612,405                --                                612,405
Federal Home Loan Bank stock, at cost                             500,000                                                  500,000
Loan servicing rights acquired and excess
  servicing fees receivable                                       252,373                                                  252,373
Prepaid expenses and other assets               78,921            374,497                               (78,921)           374,497
Deferred tax asset                                                183,000                                                  183,000
Investment in subsidiary                                                           4,422,773         (4,422,773)               --
                                              --------       ------------       ------------       ------------       ------------
                                              $ 78,921       $ 89,126,699       $  4,801,544       $ (4,880,465)      $ 89,126,699
                                              ========       ============       ============       ============       ============

Non-interest bearing deposits                 $    --        $  2,394,823       $        --        $        --        $  2,394,823
Interest bearing demand deposits                                5,147,064                                                5,147,064
Money market deposits                                           4,127,937                                                4,127,937
Savings deposits                                                6,816,729                                                6,816,729
Time deposits                                                  65,108,368                              (378,771)        64,729,597
Federal Home Loan Bank advances                                 1,000,000                                                1,000,000
Notes payable                                                                        172,081                               172,081
Accrued interest payable                                           33,763                                                   33,763
Amounts due on loans serviced                                      24,385                                                   24,385
Accrued expenses and other liabilities              72            129,706             79,976            (78,921)           130,833
                                              --------       ------------       ------------       ------------       ------------
                                                    72         84,782,775            252,057           (457,692)        84,577,212

Series A preferred stock                                                             430,250                               430,250
Common stock                                                      397,570              9,411           (397,570)             9,411
Additional paid-in capital                      57,860          5,233,270          5,720,080         (5,291,130)         5,720,080
Unrealized gain (loss) on securities                              (28,964)           (28,964)            28,964            (28,964)
Accumulated deficit                             20,989         (1,257,952)        (1,580,010)         1,236,963         (1,580,010)
Treasury stock                                                        --              (1,280)               --              (1,280)
                                              --------       ------------       ------------       ------------       ------------

                                                78,849          4,343,924          4,549,487         (4,422,773)         4,549,487
                                              --------       ------------       ------------       ------------       ------------
                                              $ 78,921       $ 89,126,699       $  4,801,544       $ (4,880,465)      $ 89,126,699
                                              ========       ============       ============       ============       ============

Key Florida Bancorp, Inc. and Subsidiaries

Consolidating Statement of Income

For the Year Ended September 30, 1995

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Consolidated
                                                        Key Florida     Key Florida     Key Florida                     Key Florida
                                                       Funding Corp.        Bank       Bancorp, Inc.   Eliminations    Bancorp, Inc.
                                                       ------------     -----------     ---------        --------       -----------
Interest Income:
     Interest and fees on loans                        $    --          $ 5,763,241     $   1,895        $ (1,895)      $ 5,763,241
Interest and dividends on Investment securities
     U.S. Treasury securities                                                48,045                                          48,045
     U.S. Government agencies and mortgage-backed
        securities                                                          350,617                                         350,617
     Other securities                                                       342,390                                         342,390
                                                            --            6,504,293         1,895          (1,895)        6,504,293
                                                       ------------     -----------     ---------        --------       -----------

Interest expense:
     Interest on deposits                                                 3,919,722                        (1,895)        3,917,827
     Interest on notes payable                                                             41,713                            41,713
     Interest on Federal Home Loan Bank advance                             534,644                                         534,644
                                                       ------------     -----------     ---------        --------       -----------
                                                            --            4,454,366        41,713          (1,895)        4,494,184
                                                       ------------     -----------     ---------        --------       -----------

Net interest income                                         --            2,049,927       (39,818)           --           2,010,109
                                                       ------------     -----------     ---------        --------       -----------
Provision for loan losses                                                   102,004                                         102,004
                                                       ------------     -----------     ---------        --------       -----------
Net interest income after provision for loan losses         --            1,947,923       (39,818)           --           1,908,105
                                                       ------------     -----------     ---------        --------       -----------

Net gain on sale of loans                                                   106,522                                         106,522
Loan servicing expense, net                                                 (93,165)                                        (93,165)
Mortgage loan underwriting fees                                               5,975                                           5,975
Service charges on deposits accounts                                         76,286                                          76,286
Service charges on loans                                                     20,526                                          20,526
Other miscellaneous                                                          60,888         8,522                            69,410
                                                       ------------     -----------     ---------        --------       -----------
Total other income                                          --              177,032         8,522            --             185,554
                                                       ------------     -----------     ---------        --------       -----------

Salaries and employee benefits                                            1,064,816                                       1,064,816
Occupancy and equipment, net                                                344,356           490                           344,846
Data processing                                                             111,360                                         111,360
Federal Insurance premium                                                   212,060                                         212,060
Legal and professional fees                                                 101,110                                         101,110
Printing, supplies and postage                                               83,053                                          83,053
Telephone                                                                    33,269                                          33,269
Supervisory examinations                                                     30,743         4,094                            34,837
Intangible and personal property taxes                                       30,000                                          30,000
Bank service charges                                                         26,935                                          26,935
Other miscellaneous                                                         197,970         3,180                           201,150
                                                       ------------     -----------     ---------        --------       -----------
                                                            --            2,235,672         7,764            --           2,243,436
                                                       ------------     -----------     ---------        --------       -----------

Income (loss) before provision for income taxes             --             (110,717)      (39,060)           --            (149,777)

Current income tax provision                                                  3,000                                           3,000
Deferred income tax provison                                               (183,000)                                       (183,000)
                                                       ------------     -----------     ---------        --------       -----------

                                                            --             (180,000)         --              --            (180,000)
                                                       ------------     -----------     ---------        --------       -----------
Net Income (Loss)                                      $    --          $    69,283     $ (39,060)       $   --         $    30,223
                                                       ============     ===========     =========        ========       ===========

 [VARNADORE TYLER & HAWTHORNE, P.A. Certified Public Accountants LETTERHEAD]



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Key Florida Bancorp, Inc.                               Liberty National Bank
6016 - 26th Street West, Suite 1                        6001 - 26th Street West
Bradenton, FL 34207                                     Bradenton, FL 34207


Gentlemen:

We consent to the incorporation by reference into the Registration Statement on Form 10-SB filed by Key Florida Bancorp, Inc., of our report dated March 6, 1996 (except for Note 10, which is dated May 10, 1996) with respect to the consolidated financial statements of Key Florida Bancorp, Inc. for the years ended September 30, 1995 and 1994, and to the incorporation by reference therein of our report dated February 9, 1996 (except for Notes 1, 3 and 8, which are dated May 9, 1996) with respect to the financial statements of Liberty National Bank for the years ended December 31, 1995 and 1994.


                                        Varnadore, Tyler & Hawthorne, P.A.


                                        By: /s/ William H Hawthorne CPA
                                            -------------------------------


Bradenton, Florida
December 31, 1996